Exhibit 10.38
AMENDMENT NO. 2
TO
LICENSE AGREEMENT
          THIS AMENDMENT NO. 2 (“Amendment No. 2”) to the AGREEMENT (as defined below) is entered into as of 22 October, 2008 by and between ASTRAZENECA AB, a company incorporated under the laws of Sweden with its registered office at SE-151 85 Södertälje, Sweden (“ASTRAZENECA”) and The MEDICINES COMPANY, a company incorporated under the laws of Delaware with its registered office at 8 Campus Drive, Parsippany, New Jersey 07054, United States (“TMC”).
WITNESSETH:
          WHEREAS, the parties hereto are parties to that certain License Agreement regarding clevidipine effective as of March 28, 2003 and as amended on April 25, 2006 (the “Agreement”); and
          WHEREAS, the parties desire to further amend the Agreement as set forth herein.
          NOW, THEREFORE, the parties agree as follows:
1.	Capitalized terms used herein but not otherwise defined herein, shall have the meanings provided in the Agreement.
2.	Article 3.7.2 is amended and restated as follows:
          “3.7.2 Time Limit for Filing an NDA.
(a)	TMC shall no later than 30 September 2007 have made a Filing of an NDA in the United States.

(b)	TMC shall no later than 30 September 2009 have made a filing of an NDA in all the additional Major Markets, except as provided for in Article 3.7.2(c).

(c)	TMC shall no later than 31 December 2010 have made a Filing of an NDA in Japan.”
3.	This Amendment No. 2 shall be deemed to be part of the Agreement and, as modified in accordance herewith, the Agreement is hereby ratified and declared in full force and effect. This Amendment No. 2 shall be effective as of the date first written above.

Exhibit 10.38
          IN WITNESS WHEREOF, this Amendment No. 2 has entered into force as of the date first written above.

ASTRAZENECA AB (publ)		THE MEDICINES COMPANY

By:	/s/ Gunnar Olsson	By:	/s/ John Kelley

	Name: Gunnar Olsson		Name: John Kelley
	Title: VP & Head of CVGI Therapy Area		Title: President and Chief Operating Officer